Exhibit 23.1

                         Robert N. Wilkinson Esq.
                              ATTORNEY AT LAW
                       GATEWAY TOWER EAST SUITE 900
                           10 EAST SOUTH TEMPLE
                        SALT LAKE CITY, UTAH 84133
                            TEL. (801) 530-7370
                             FAX(801)364-9127

October 3, 1996

Worldwide Forest Products, Inc.
101
Baremore

Louisville, Mississippi 39339

Gentlemen:

     I have acted as counsel to Worldwide Forest Products, Inc.
(the
"Company"), in connection with the preparation of the Company's
Registration
Statement on Form SB-2.

     I hereby consent to the use of my name in the Prospectus forming the part of the Registration Statement to which this letter is attached as an exhibit, and therein being disclosed as counsel to the Company in rendering an opinion concerning the legality of the issuance of the securities covered by the
Registration Statement.

Sincerely yours,

/s/ Robert N. Wilkinson

Robert N. Wilkinson


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